Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 25, 2006 relating to the financial statements of Adjoined Consulting, Inc., which appear in the Current Report of Kanbay International, Inc. on Form 8-K/A dated May 25, 2006. We also consent to the reference to us under heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
July 7, 2006